EXHIBIT-4A

Loan No.             Loan_No
BORROWER:            BORROWER, Borrower_Entity
BORROWER ADDRESS:    Borrower_Street,
                     Borrower_City,
                     Borrower_State
                     Borrower_Zip
BORROWER FAX NO.:    Borrower_Fax_
RESTAURANT NO.:      FranchiseType Restaurant No. RestaurantNo
RESTAURANT ADDRESS:  Premises_Street,
                     Premises_City,
                     Premises_State
                     Premises_Zip
LOAN AMOUNT:         Loan_Amt


MORTGAGE, ASSIGNMENT OF RENTS, FIXTURE
FILING AND SECURITY AGREEMENT

THIS MORTGAGE, ASSIGNMENT OF RENTS,
FIXTURE FILING AND SECURITY AGREEMENT
("Mortgage") is made by the Borrower whose name and address is set forth above
("Borrower"), for the benefit of LENDER, Lender_Entity, whose address is
Lender_Street,  Lender_City,
Lender_State Lender_Zip (together with
its successors, assigns and transferees,
"Lender"). This instrument is dated as of the date the signatures hereto were acknowledged or notarized but shall become effective on the Closing Date set forth on Schedule A attached hereto (the "Closing
Date").

PRELIMINARY STATEMENT

This Mortgage is made to secure (1)
performance by Borrower of the covenants and obligations of Borrower under that certain Promissory Note ("Note") in the Loan Amount set forth above, made as of the date of this Mortgage by Borrower to Lender, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; (2) the performance by Borrower of the covenants and obligations of Borrower under this Mortgage; (3) the performance by Borrower of the covenants and obligations of Borrower under any other promissory notes ("Other Notes") made as of the date of this Mortgage by Borrower to Lender, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; (4) the performance by Borrower of the covenants and obligations of Borrower under any other documents securing payment of all amounts due under the Note and the Other Notes, and any agreements or amendments relating thereto or executed in connection therewith (collectively, together with the Note, the Other Notes and this Mortgage, the "Loan Documents");
(5) all obligations of Borrower for sums that may be advanced by Lender, whether or not evidenced by the Note or the Other
Notes; and (6) such Trust Obligations and
Retained Obligations described in the
following two paragraphs. Such covenants and obligations of Borrower are sometimes collectively referred to herein as the "Indebtedness." The original principal amount of the loan evidenced by the Note is the Loan Amount set forth above (the
"Loan Amount").

If the Note, this Mortgage and the Loan
Documents are assigned to a trust
sponsored by Lender or any of Lender's
affiliates to securitize its loan
receivables (the "Trust"), "Indebtedness" shall also include the payment of all other sums (together with interest and costs thereon) concurrently or subsequently loaned to
Borrower by Lender or any of Lender's
affiliates (each an "Originator"), as
evidenced and/or secured by certain notes and other documents of Borrower with respect to such amounts and which notes and other documents are assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents assigned to the Trust, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the "Trust
Obligations").

If the Note, this Mortgage and the Loan
Documents are not assigned to the Trust, "Indebtedness" shall also include the payment of all other sums (together with interest thereon) concurrently or subsequently loaned to Borrower by an Originator, as evidenced and/or secured by certain notes and other documents of Borrower which are not assigned to the Trust, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Borrower due or to become due under such notes and other documents, and the repayment of all sums expended in connection with performance of those covenants and obligations (collectively, the "Retained Obligations").

1.   GRANTING CLAUSE.  To secure the
Indebtedness and as security for the
purposes stated elsewhere in this
Mortgage, Borrower mortgages, grants and conveys to Lender, its successors and assigns, with power of sale and right of entry and possession, all of its present and future estate, right, title and interest in and to that certain real property more particularly described in
Schedule B attached hereto (the "Real
Estate") and all rights to the Real Estate which may be acquired by the Borrower at any time, including all rights, privileges, options, elections and other benefits of every name and nature;
together with all present and future
easements and rights used in connection
therewith or as a means of access thereto;
together:

1.1. All right, title and interest of the Borrower in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Real Estate, including all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, public address and communications equipment and systems, all awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description, excluding inventory of the Franchised Operation (as defined herein) and proceeds thereof, leased furniture, fixtures and equipment at the Franchised Operation, any signage or other proprietary tangible property at the
Franchised Operation, and furniture,
fixtures and equipment subsequently
acquired for use at the Franchised
Operation and subject to a purchase money security interest in favor of a third party not to exceed the value of $75,000 at any time (collectively, the "Excluded
Collateral"), now or hereafter located on the Real Estate, as defined herein, or attached to the improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Real Estate immediately upon delivery thereof on the Real Estate and to be part of the improvements immediately upon their incorporation therein (the foregoing other than Excluded Collateral being collectively the "Improvements");

1.2. All estate, right, title and interest of the Borrower in, to, under or derived from all machinery, equipment, furniture, furnishings, vehicles, fixtures and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, renewals, replacements and appurtenances thereto and their related rights thereof, and other customary franchise restaurant equipment and other tangible property of every kind and nature whatsoever, other than the Excluded
Collateral, acquired, owned or held by the Borrower, or in which the Borrower has or shall have an interest, now or hereafter located upon the Real Estate, or appurtenant thereto, or usable exclusively in connection with the present or future operation and occupancy of the Real Estate or the Improvements, including the operation of the franchised restaurant located on the Real Estate at the Restaurant Address set forth above (the
"Franchised Operation") (hereinafter
collectively called the "Equipment");



1.3. All estate, right, title and interest of the Borrower in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Real Estate; the streets, roads, sidewalks and alleys abutting the Real
Estate; all air space and rights to use
air space above the Real Estate; all
development, operating or similar rights appurtenant to the Real Estate (including, without limitation, all rights arising from reciprocal access agreements, joint occupancy, use or development agreements, and parking agreements); all rights of ingress and egress now or hereafter appertaining to the Real Estate; and all easements, licenses and rights of way now or hereafter appertaining to the Real Estate;



1.4. All estate, right, title and interest of the Borrower in, to, under and derived from all leases of or relating to the Real
Estate, the Franchised Operation, the
Improvements or the Equipment (together
with all amendments, supplements,
consolidations, replacements,
restatements, extensions, renewals and
other modifications thereof), if any, now or hereafter in effect, whether or not of record, including without limitation that certain Lease described on Schedule C attached hereto (the "Property Lease")
(collectively, the "Leases"); and the
right to bring actions and proceedings
under the Leases or for the enforcement thereof and to do anything which the Borrower or any lessor is or may become entitled to do under the Leases;


1.5. All estate, right, title and interest of the Borrower in, to, under or derived from all contract rights, chattel paper, instruments, general intangibles, computer hardware, software and intellectual property, accounts, guaranties and warranties, letters of credit, documents or any kind of negotiable instrument or security as those terms are defined in the Uniform Commercial Code of the state where the Real Estate is located, or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment, in each case relating to the Franchised
Operation, the Improvements or the
Equipment or to the present or future
operation or occupancy of the Real Estate, and all plans, specifications, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties, all relating to the Franchised Operation, the Improvements or the Equipment or to the present or future operation or occupancy of the Real
Estate, all architectural, engineering,
construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Real
Estate and all other agreements affecting or relating to the use, enjoyment or occupancy of the Real Estate, the Franchised Operation or the Improvements, excluding any rights of the Borrower or its affiliates under franchise agreements relating to the Franchised Operation except to the extent such rights are affected by the Consent to Collateral
Assignment dated September 11, 1998 with
Brinker International, Inc. and the
Intercreditor Agreement dated on or about the date hereof with Burger King
Corporation and by that certain
Intercreditor Agreement of even date
herewith and any subsequent Intercreditor
Agreement with Chase Bank of Texas,
National Association, as Administrative
Agent, or any subsequent senior lender of the Borrower or its affiliates (the "Excluded Franchise
Rights").


1.6. All estate, right, title and interest of the Borrower in, to, under or derived from all rents, royalties, issues, profits, receipts, revenue, income, earnings and other benefits now or hereafter accruing with respect to all or any portion of the Real Estate; sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Real Estate; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Real Estate, including oil, gas and mineral royalties (collectively,
"Rents"), refunds of taxes, assessments or other charges levied or imposed upon the Real Estate or of utility or tenant deposits, all of which the Borrower hereby irrevocably directs to be paid to the Lender, subject to the license, if any, granted to the Borrower herein, to be held, applied and disbursed, as provided in this Mortgage;



1.7. All estate, right, title and interest of the Borrower in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Real Estate and all estate, right, title and interest of the Borrower in, to, under or derived from all tradenames or business names relating to the Real Estate, the Franchised Operation or the Improvements or the present or future operation or occupancy of the Real Estate excluding, however, from the grant under this Section
1.7 any franchise rights and any permits which cannot be transferred or encumbered by the Borrower without causing a default thereunder or a termination thereof including the Excluded Franchise Rights.



1.8. All estate, right, title and interest of the Borrower in, to, under or derived from all amounts deposited with the Lender, including all insurance proceeds and awards and including all notes, certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto;


1.9. All estate, right, title and interest of the Borrower in, to, under or derived from all proceeds of any sale, rent, lease, casualty, loss, transfer, taking by condemnation (or any proceeding or purchase in lieu thereof), financing, refinancing or a conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Property (as hereinafter defined), including all insurance proceeds and awards and title insurance proceeds under any title insurance policy now or hereafter held by the Borrower, and all rights, dividends and other claims of any kind whatsoever
(including damage, secured, unsecured,
priority and bankruptcy claims) now or
hereafter relating to any of the Property, including all stock rights, subscription rights, dividends, stock dividends, stock splits or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty, loss or other disposition of the Property, all of which the Borrower hereby irrevocably directs be paid to the Lender to the extent provided hereunder, to be held, applied and disbursed as provided in this Mortgage;



1.10.     All estate, right, title and
interest of the Borrower as seller in, to or under any agreement, contract, understanding or arrangement pursuant to which the Borrower has obtained the agreement of any person to purchase any of the Property or any interest therein and all income, profits, benefits, avails, advantages and claims against guarantors under any thereof;



1.11.     All estate, right, title and
interest of the Borrower in, to, under or derived from any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, related to the Real Estate, the Franchised
Operation or the Improvements or the
present or future operation and occupancy of the Real Estate (collectively, "Accounts").



1.12.     All estate, right, title and
interest of the Borrower in, to, under or derived from the Real Estate hereafter acquired by the Borrower, and all right, title and interest of the Borrower in, to, under or derived from all extensions, improvements, betterment, renewal substitutions and replacements of, and additions and appurtenances to, any of the Real Estate hereafter acquired by or released to the Borrower or constructed or located on, or attached to, the Real Estate; and



1.13. All substitutions, replacements, extensions, renewals, additions and accessories for or to any of the foregoing.



1.14.     All proceeds and products of any
and all of the items described in Section
1.1 through 1.13 inclusive (all such items being sometimes collectively referred to herein as the "Property);



2.   ADDITIONAL SECURITY.

2.1.      Security Interest.

This Mortgage, as to any Equipment,
Accounts, fixtures, instruments, general intangibles and other personal property included within the definition of Property
(collectively, "Personal Property"), shall constitute a security agreement within the meaning of the Uniform Commercial Code and Borrower grants to Lender a security interest in the Personal Property.
Borrower shall, upon request of Lender,
promptly furnish a list of Personal
Property owned by Borrower and subject to this Mortgage and, upon request by Lender, immediately execute, deliver and/or file any amendments to this Mortgage, any separate security agreement and any financing statements to evidence and perfect the security interest in such Personal Property contemplated by this
Section. Lender or any of its employees are each irrevocably appointed attorney-in-fact and are authorized to execute, deliver and/or file any of such amendments to this Mortgage, any separate security agreement and any financing statements.


2.2.      Certain Remedies.

Upon the occurrence of any Event of
Default under this Mortgage, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial
Code or otherwise provided by law or by
this Mortgage including without limitation the right to require Borrower to assemble the Personal Property and make it available to Lender at a place to be designated by Lender which is reasonably convenient to Lender, the right to collect all accounts receivable, the right to take possession of the Personal Property with or without demand and with or without process of law and the right to sell and dispose of it and distribute the proceeds according to law. Any requirement regarding the giving of reasonable notice shall be satisfied if Lender sends notice to Borrower at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice.
The proceeds of any disposition of the
Personal Property may be applied by Lender first to Lender's reasonable expenses in connection with the disposition including without limitation reasonable attorneys' fees and legal expenses, and then to payment of the Indebtedness.

2.3.      Licenses and Permits.

As additional security for the
Indebtedness and to the extent permitted by their terms, Borrower assigns to Lender all of Borrower's rights and interest in all licenses or permits affecting the Property except the Excluded Franchise
Rights.  This Mortgage shall not impose
upon Lender any obligations with respect to any license or permit. Borrower shall not cancel or amend, where such amendment would adversely affect Borrower's ability to operate the Franchised Operation, any of the licenses or permits assigned (nor permit any of them to terminate if they are necessary or desirable for the operation of the Property) without first obtaining the written approval of Lender.

2.4.      Effective as a Financing Statement.

This Mortgage shall be effective as a
financing statement filed as a fixture
filing with respect to all fixtures
included with the Property and is to be
filed for record in the real estate
records of each county where any part of the Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Borrower is the address of Borrower set forth at the beginning of this Mortgage and the address of Lender from which information concerning the security interests hereunder may be obtained is the address of Lender set forth at the beginning of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

2.5  Assignment of Leases and Rents.

2.5.1     As additional security for the
payment of the Indebtedness and
performance of this Mortgage, Borrower
assigns to Lender all of Borrower's right, title and interest in and to all Leases, now or later existing, covering the Property or any part of it (but without an assumption by Lender of liabilities of Borrower under any of these Leases by virtue of this assignment), and Borrower assigns to Lender the rents, issues and profits of the Property.

2.5.2     At least annually, and more
frequently if requested by Lender, Borrower shall provide Lender with a certified rent roll and such other information regarding the Leases as Lender may reasonably require.

2.5.3 If an Event of Default occurs under this Mortgage, Lender may receive and collect the rents, issues and profits personally, or through a receiver, so long as the Event of Default exists and during the pendency of any foreclosure proceedings and during any redemption period. Borrower consents to the appointment of a receiver.

2.5.4 Lender shall at no time have any
obligation whatever to attempt to collect rent or other amounts from any tenant of the Property. Further, Lender shall have no obligation to enforce any other obligations owed by tenants of the Property. No action taken by Lender under this Mortgage shall make Lender a "party or mortgagee in possession."

2.5.5 Borrower shall not collect advance rent under any Lease pertaining to the Property in excess of one month (other than as a security deposit) and Lender shall not be bound by any rent prepayment made or received in violation of this prohibition.

2.6  Substitution of Enhanced Properties.

The Borrower may offer to substitute an
enhanced property ("Enhanced Property")
for the Property hereunder and the Lender shall release from the lien of this Mortgage such Property upon the satisfaction of all of the following conditions:

2.6.1Borrower shall give Lender written
notice ninety (90) days in advance of the date of any proposed substitution of an Enhanced Property for the Property;

2.6.2 No monetary Event of Default has
occurred and is continuing under any of
the Loan Documents or will occur as a
result of the substitution of an Enhanced
Property for the Property;

2.6.3 The appraised value of the Enhanced
Property is equal to or greater than (a) the original appraised value of the Property as of the date hereof, as evidenced by an appraisal of Deloitte &
Touche, LLP, and (b) the then current
appraised value of the Property as of the date of Borrower's notice of the proposed substitution, as evidenced by a then current appraisal of Deloitte & Touche, LLP (or its successors or another accounting firm approved by Lender) utilizing a valuation methodology consistent with the Deloitte & Touche, LLP appraisal as of the date hereof, and with such values including in all respects the value of cash flows and the personal and real property related to each of the Enhanced Property and the Property to be released;

2.6.4 The unit level Fixed Charge Coverage
Ratio of the Enhanced Property, calculated for the trailing 12 month period immediately preceding Borrower's notice of the proposed substitution is equal to or greater than (a) the unit level Fixed
Charge Coverage Ratio of the Property,
calculated for the trailing four (4)
fiscal quarters immediately preceding the date hereof, and (b) the unit level Fixed
Charge Coverage Ratio of the Property,
calculated for the trailing four (4)
fiscal quarters immediately preceding
Borrower's notice of the proposed
substitution, and (c) 1.3 to 1.0;

2.6.5 The Enhanced Property shall become subject to all of the representations, warranties, terms, conditions and provisions of the Loan Documents as if originally the Property hereunder, and the Borrower shall execute and/or cause to be executed and delivered to Lender all such agreements, documents and instruments in such form and substance as requested by the Lender and its counsel in their reasonable discretion, including without limitation a lease for the Enhanced
Property in the form of the Property
Lease;

2.6.6     The Lender shall be granted a
first priority security interest in and
lien upon all personal and real property
(fee interest or leasehold interest, as
applicable), except the Excluded
Collateral and the Excluded Franchise
Rights, related to such Enhanced Property as if the Property originally the subject of this Mortgage;

2.6.7     The Borrower shall cause to be
delivered to Lender mortgage title
insurance (or leasehold mortgage title
insurance as the case may be) insuring
Lender a first priority fee mortgage lien
(or leasehold mortgage lien as the case
may be) against the Enhanced Property and in such form and substance acceptable to Lender and its counsel in their reasonable discretion;

2.6.8     The Lender shall neither incur,
nor shall it be reasonably likely that the Lender would incur the payment of any incremental tax of any kind or nature
(income, profit or otherwise), nor shall the Lender be reasonably likely to suffer any incremental tax consequence of any kind or nature (nor shall any person claiming any payment in respect of the Loan Documents, in whole or in part, as a result of any securitization or transfer of the Loan Documents be reasonably likely to suffer any incremental tax consequence of any kind or nature), arising from or related in any manner to any substitution hereunder;

2.6.9     Borrower shall furnish all
information as required by Lender in
connection with evaluating the Enhanced
Property including, without limitation,
financial information, title insurance
commitment, lien reports, appraisal
report, site inspection report, ALTA as-built survey, environmental insurance policy (or a satisfactory Phase I environmental report if environmental insurance is no longer available, as determined by Lender in its sole discretion), evidence of casualty and liability insurance coverage and evidence of the Permitted Use of the Enhanced
Property, all of which shall be subject to the Lender's satisfactory review in its reasonable discretion;

2.6.10    From the date of this Mortgage
through the date of Borrower's notice of the proposed substitution, Borrower and its affiliates shall not have substituted more than five (5) Enhanced Properties in the aggregate (specifically including the
Enhanced Property subject to Borrower's
notice of a proposed substitution) in
connection with the Loan Documents and all other promissory notes, mortgages, and other instruments and agreements of even date herewith between Borrower and any of its affiliates and Lender, its affiliates, successors or assigns; and

2.6.11    The Borrower shall pay all fees,
costs and expenses of Lender (including
reasonable attorneys' fees) incident to
any of the foregoing matters or otherwise related to the substitution and release of the Property, including, without limitation, document preparation and drafting, title insurance, filing fees for UCC statements and termination statements, mortgage registry or other similar taxes, and filing fees in respect of the release or partial release of any lien under this Mortgage.

3.   COVENANTS AND WARRANTIES.
Borrower represents, warrants and covenants to Lender as follows:

3.1.      Authority.
Borrower has the power and authority to
execute, deliver and perform its
obligations under the Loan Documents.
Borrower is duly organized and in good
standing under the laws of the state of
its organization.  Borrower is validly
existing and qualified to do business in the state where the Real Estate is located
(the "Subject State").  The execution,
delivery and performance of the Loan
Documents by Borrower does not, and shall not, violate or conflict with any provision of the organizational or charter documents of Borrower and has been duly authorized by all necessary action of Borrower.

3.2.      Legal Obligation.
The Loan Documents are the legal, valid
and binding obligations of Borrower,
enforceable in accordance with their
terms. Borrower will pay and perform the Indebtedness when due, whether by maturity, acceleration or otherwise.

3.3  Consents, Approvals.
All consents, approvals and authorizations of any governmental body, subdivision, agency, board or authority in the Subject
State, if any, required on the part of
Borrower in connection with the execution and delivery of the Loan Documents have been obtained and are in full force and effect.

3.4.      No Conflict.
The execution, delivery and
performance of the Loan Documents does not violate or conflict with any agreement, court order or consent decree to which Borrower is a party or by which Borrower may be bound. There are no disputes, litigation or other proceedings pending against Borrower or the Property which will have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

3.5.      Existing Defaults.
There are no circumstances, state of facts or other matters which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Mortgage or the other Loan Documents.

3.6.      Title to Property.
Except for the Excluded Collateral,
Borrower is the owner and is lawfully
seized and possessed of the Property.
Borrower has good right, full power and
authority to mortgage and grant a security interest in the Property in accordance with the terms of this Mortgage. Borrower has and shall maintain good and marketable title to the Real Estate free and clear of any liens, encumbrances or security interests excepting only those liens, encumbrances or security interests, if any, shown on a loan policy of title insurance, if any, and approved in writing by Lender. Notwithstanding the foregoing,
Borrower shall be entitled to enter into such easements and other agreements with respect to the Real Estate as Borrower shall deem reasonably necessary or appropriate in the operation of the Franchised Operation subject to Lender's consent, which shall not be unreasonably withheld, delayed or conditioned.
Borrower has and shall maintain good and marketable title to the Personal Property, free and clear of any liens and encumbrances, excepting only those disclosed to and accepted by Lender in writing. Borrower will defend the
Property against all claims and demands of all persons any time claiming any interest in the Property.

3.7. Intentionally Omitted.

3.8  Priority of Security Interest.
The execution and delivery of this
Mortgage creates a valid security interest in the Personal Property, and upon the filing of a UCC-1 financing statement with the secretary of state of the Subject
State, Lender will have a first priority perfected security interest in the
Personal Property, subject to no other
security interest, except as otherwise
approved by Lender in writing.

3.9.      Financing Statements.
Except as disclosed to and accepted by
Lender in writing, no financing statement covering all or any part of the Property is on file in any public office. Unless delivered to Lender or its designee on or before the Closing Date, Borrower shall cause partial releases of all financing statements currently of record covering all or part of the Property in favor of Chase Bank of Texas, National Association, as Agent, to be delivered to Lender or its designee within thirty (30) days after the date of this Mortgage. Borrower will execute financing statements in form acceptable to Lender and will pay the cost of filing financing statements in all public offices whenever filing is deemed desirable by Lender.



3.10.     Fixed Charge Coverage Ratio.
Borrower shall maintain a Fixed Charge
Coverage Ratio (as hereinafter defined) of not less than the Composite FCCR set forth on Schedule A attached hereto for Borrower's business operations generally.
"Composite FCCR" for Borrower shall be
based upon the restaurant operations of
the tenant under the Property Lease on a consolidated basis as to all Franchised
Operations included within the Loan
Documents ("Composite Properties") and
shall mean such tenant's Operating Cash
Flow divided by its Fixed Charges (each as defined below). The Composite FCCR shall be calculated by Borrower from time to time and dates as determined by Lender, and Borrower shall submit such information as Lender may require to confirm and approve Borrower's calculation of the
Composite FCCR.

3.10.1.   "Fixed Charges" shall mean the
sum of the following items set forth on a pro forma basis for the Composite
Properties for the applicable twelve (12) month operating period:

(a)  current portion of long-term debt
(defined as the current portion of long-term debt due to mature during the next twelve (12) month operating period, as stated in the applicable financial statement, plus, if not already included therein, the current portion of principal payments imputed on all capital leases), plus

(b)  interest expense (defined as the
interest expense as stated on the
applicable financial statement, plus, if not already included therein, the interest expense imputed on all capital leases), plus

(c)  the current portion of operating
leases (defined as the amount of rent due under operating leases for the next twelve
(12) month operating period).

3.10.2.   "Operating Cash Flow" shall mean
the sum or subtraction of the following
items for the Composite Properties for the applicable prior twelve (12) month operating period:

(a)  net income (defined as the net income
stated on the applicable financial
statement), plus



(b)  depreciation and amortization
(defined as the depreciation and
amortization expense as stated on the
applicable financial statement), plus

(c)  interest expense (as defined above),
plus

(d)  operating lease expense (defined as
the amount of rental expense paid under
operating leases, as stated on the
applicable financial statements), plus or minus

(e)  non-recurring items (defined as items
which, are extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any period).

3.11.     Maintenance of Property; Waste.
Borrower shall preserve and maintain the Property in good repair, working order and condition, excepting ordinary wear and tear, and shall not commit or permit the commission of waste against the Property.
Borrower will promptly inform Lender of
any loss or diminution in value of the
Property. Except as otherwise provided in this Mortgage, Borrower shall make or permit no modification, compromise or substitution for the Property without the prior consent of Lender.

3.12.     Payment of Taxes; Discharge of Liens.

3.12.1.    Borrower shall pay when due,
and before any interest, collection fees or penalties accrue, all taxes, assessments, encumbrances, liens, mortgages, water or sewer charges and other charges and impositions
(collectively, "Impositions") levied,
assessed or existing with respect to the Property, or any part of it, and Borrower shall deliver to Lender receipts showing payment of the Impositions. If Borrower fails to pay any of the Impositions, Lender, at its option, may pay such Impositions and the monies paid shall be a lien upon the Property, added to the amount secured by this Mortgage, and payable immediately by Borrower to Lender with interest at the higher of (i) the interest rate, if any, charged by the particular entity levying or assessing the Impositions, or (ii) the highest rate charged by Lender on any of the Indebtedness (but in either case not to exceed the maximum interest rate permitted by law). Notwithstanding the foregoing,
Borrower shall have the right and ability to contest any Impositions and no Event of Default hereunder shall be deemed to have occurred so long as Borrower is contesting such Impositions in good faith and by appropriate proceedings and has effectively stayed enforcement of such
Impositions.

3.12.2.   Following Borrower's failure to
pay any such Impositions on two (2) or
more occasions during the term of the
Note, at the option of Lender, Borrower
shall pay to Lender, in advance on the
first day of each month, a pro rata
portion (as determined by Lender) of all Impositions levied, assessed or existing on the Property. In the event that sufficient funds have been deposited with Lender to cover the amount of these Impositions when they become due and payable, Lender shall pay them. In the event that sufficient funds have not been deposited to cover the amount of these Impositions at least thirty (30) days prior to the time when they become due and payable, Borrower shall immediately pay the amount of the deficiency to Lender. Lender shall not be required to keep a separate account or to pay Borrower any interest on the funds held by Lender for the payment of the Impositions pursuant to this Section 3.10 or for the payment of insurance premiums under Section 3.14 below, or on any other funds deposited with Lender in connection with this Mortgage. The funds on deposit with Lender are further security for the Indebtedness and if an Event of Default occurs under this Mortgage, any funds remaining on deposit with Lender may be applied against the Indebtedness at any time after the Event of Default occurs, and without notice to Borrower.


3.13.     Sale or Transfer.

3.13.1    Borrower shall not transfer,
sell, assign, or modify all or any
interest in the Property, or any part
thereof, or any substantial portion of
Borrower's other assets or property.
Notwithstanding the foregoing, the tenant under the Property Lease may enter into a collateral assignment or other agreement regarding the Property Lease or such tenant's interest thereunder with Chase
Bank of Texas, National Association, as
Administrative Agent; provided, that any such collateral assignment or other agreement (i) has been approved in writing by Lender in its reasonable discretion,
(ii) is expressly subordinate to Lender
pursuant to and in accordance with the terms and conditions of the Intercreditor Agreement of even date herewith between Lender and Chase Bank of Texas, National Association, as
Administrative Agent, and (iii) shall
not at any time be recorded, nor shall
a memorandum thereof at any time be recorded without the prior written consent of Lender.

3.13.2    0.2  Sale or TransferBorrower
shall be, directly or indirectly, wholly owned by Quality Dining, Inc., an Indiana corporation ("Guarantor") until the earlier of (i) the satisfaction of this Mortgage, or (ii) consummation of a Transfer Event in accordance with
Section 3.13.3 below.

3.13.3    Except as provided below,
Borrower shall not consummate a Transfer
Event without the prior written consent
of Lender (the "Transaction Consent").
As used herein, "Transfer Event" means
(i) the sale or transfer of all or
substantially all of the assets of
Borrower, (ii) a merger or consolidation of Borrower into another corporation or entity or (iii) the sale or transfer of fifty percent (50%) or more of Borrower's stock.

3.13.3.1  "Transfer Event" shall not
include any sale, transfer, merger,
consolidation or other event or
circumstance if, after consummation
thereof, Borrower is wholly owned,
directly or indirectly, by Guarantor.

3.13.3.2  The Transaction Consent shall
not be required if all of the following
conditions (the "Transfer Requirements") are met: (i) the Property shall be used only as it was used prior to such Transfer Event; (ii) the combined net worth of Borrower, the acquiring corporation (or entity) or surviving corporation (or entity) (as the case may be) of such Transfer Event (the
"Transferee"), the Guarantor (unless the
Guarantor has been or will be released
from its Guaranty of the Property Lease
upon consummation of the Transfer Event
in accordance with Section 3.13.3.3
below) and any other substitute or
additional guarantors of the Property
Lease, if any, immediately after the
Transfer Event is not less than Fifty
Million Dollars ($50,000,000) determined on a pro forma basis assuming consummation of the Transfer Event;
(iii) the Transferee shall guarantee the Property Lease and all other leases between the tenant under the Property
Lease and Borrower; (iv) the Transfer
Event shall not result in a withdrawal,
downgrade, or qualification in the
rating of any securities issued in
connection with any securitization
involving the Note or the Loan Documents as confirmed in writing by an appropriate rating agency reasonably acceptable to the Lender, (v) the Transferee and Borrower shall be, directly or indirectly, under common ownership immediately upon consummation of the Transfer Event,
(vi) Borrower shall have provided
written notice of the Transfer Event to
Lender not less than sixty (60) days
prior to the consummation of the
Transfer Event which notice shall be
accompanied by such documentation and
information reasonably necessary to
facilitate Lender's determination that
the Transfer Requirements have been
satisfied (and Borrower shall furnish
such supplemental information and
documentation reasonably requested by
Lender), and(vii) Borrower agrees to pay for all reasonable costs and expenses
(including attorney's fees) in
connection with Lender's review of the
proposed Transfer Event (including the
cost, if any, of confirmation by the
rating agency).

3.13.3.3  If all the requirements of
Section 3.13.3.2 above are satisfied and if the minimum net worth requirement specified in clause (ii) thereof is satisfied without reference to
Guarantor's net worth, then Guarantor
shall be released from its obligations
under the Guaranty with respect to the
Property Lease upon consummation of the
Transfer Event.

3.13.3.4  Borrower, Lender and Guarantor
agree to execute and deliver, without
additional consideration, any and all
documents, amendments, confirmations and agreements reasonably necessary to effectuate the intent of Section 3.13 above.


3.14.     Insurance.

3.14.1.   Borrower's Insurance.
From and after taking possession of the
Property, Borrower shall carry and
maintain, at its sole cost and expense,
the following types and amounts of
insurance:

Insurance Type          Amount of Coverage             Risk Coverage
--------------          ------------------             -------------
Commercial              $1,000,000 per               bodily injury
General                  occurrence and              (including
Liability              $2,000,000 per site           liquor
                        in the aggregate             liability
                                                     coverage)
                                                    property damage and
                                                    contractual liability

Property                Full replacement            "all risk",
Damage                  value                        including
                                                     fire, earthquake,
                                                     sprinkler damage, with
                                                     inflation-guard,vandalism
                                                     and malicious mischief
                                                     endorsements

Business                Not less than 6              loss of
Interruption            installments of              earnings by
                        Minimum Monthly Rent,        at least the
                        if applicable,               perils
                        and 6 loan payments          of fire and
                        under the Note               lightning,
                                                     extended coverage,
                                                     vandalism,
                                                     malicious
                                                     mischief and sprinkler
                                                     leakage
Worker's                as required by law
compensation

Flood                   to the extent of             damage caused
Insurance               current coverage             by flooding

3.14.2.   Policy Form.
Borrower shall obtain all policies of
insurance required by Section 3.14.1
from insurance companies having an A.M.
Best rating of A- or better which are
qualified to do business in the
jurisdiction where the Property is
situated.  All such policies shall be
issued in the names of Landlord and
Borrower, Lender as additional insured
and loss payee, and if requested by
Lender, any mortgagee or beneficiary of
Lender, as additional insureds.  In
addition, all such policies providing
coverage for physical damage include
loss payee and mortgagee endorsement in
favor of Lender and Lender's mortgagee
or beneficiary, respectively and as
applicable.  The Borrower shall cause
copies of such policies of insurance or
originally executed certificates thereof to be delivered to Lender prior to Borrower's execution of this Mortgage, and not less than 30 days prior to any renewal thereof. As often as any such policy shall expire or terminate,
Borrower shall procure and maintain
renewal or additional policies with like terms. None of such policies shall contain any co-insurance requirements and all such policies shall provide for written notice to Lender and any mortgagee or beneficiary of Lender not less than 10 days prior to any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Lender or Borrower which might, absent such provision, result in a forfeiture of all or part of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Lender may carry.

3.14.3.   Borrower's obligations to
carry the insurance provided for above
may be brought within the coverage of an "umbrella" policy or policies of insurance carried and maintained by
Borrower; provided, however, that such
policy or policies shall (i) have limits of not less than $5,000,000, (ii) name
Lender and any mortgage or beneficiary
of Lender as additional insureds as
their interests may appear, and (iii)
provide that the coverage afforded
Lender will not be reduced or diminished by reason of the use of such blanket policies. Borrower agrees to permit
Lender at all reasonable times to
inspect any policies of insurance of
Borrower which Borrower has not
delivered to Lender.

3.14.4.   Should Borrower fail to insure
or fail to pay the premiums on any
required insurance or fail to deliver
the policies or renewals as provided
above, Lender may have the insurance
issued or renewed (and pay the premiums
on it for the account of Borrower) in
amounts and with companies and at
premiums as Lender deems appropriate. If
Lender elects to have insurance issued
or renewed to insure Lender's interest,
Lender shall have no duty or obligation
of any kind to also insure Borrower's
interest or to notify Borrower of
Lender's actions. Any sums paid by
Lender for insurance, as provided above, shall be a lien upon the Property, added to the amount secured by this Mortgage, and payable immediately by Borrower to Lender, as the case may be, with interest on those sums at the highest rate charged by Lender on any of the Indebtedness (but not to exceed the maximum interest rate permitted by law).

3.14.5.   In the event of loss or damage
to the Property equal to or in excess of $100,000, the proceeds of all required insurance shall be paid to Lender. In the event of loss or damage to the Property in an amount less than $100,000, the proceeds of all required insurance shall be paid to Borrower. No loss or damage shall itself reduce the Indebtedness. Lender or any of its employees is each irrevocably appointed attorney-in-fact for Borrower and is authorized to adjust and compromise each loss without the consent of Borrower, to collect, receive and receipt for the insurance proceeds in the name of Lender and Borrower and to endorse Borrower's name upon any check in payment of the loss.

3.14.6.   Borrower and Lender shall
apply such proceeds to the repair and
restoration of the Property subject to
the following conditions:

(a)  there shall be no Event of Default
existing hereunder;

(b)  plans for repair and restoration shall
be reviewed and approved by Lender, which approval shall not be unreasonably withheld or delayed;

(c)  repair and restoration of the Property
to a viable, economic unit (as determined by Lender) can practicably be completed prior to the Due Date set forth in the Note;

(d)  Borrower shall have deposited with
Lender funds equal to the
positive difference, if any, between the cost of repair, restoration and completion, and the amount of the insurance proceeds; and

(e)  disbursements will be made by Lender
or, at Lender's option, a title insurance company acceptable to Lender, pursuant to procedures necessary or appropriate to keep the Property free of mechanics' liens and to ensure that funds are properly applied.

Notwithstanding the foregoing, in the event that any loss or damage to the Property exceeds fifty percent (50%) of the then appraised value of the Property,
Borrower may elect to repair and restore the Property as set forth above or to prepay all amounts owing to Lender under the Note, without prepayment premium.
Provided that no Event of Default
exists, if there are insurance proceeds
in the amount of Twenty-Five Thousand
Dollars ($25,000) or less remaining
after the repair and restoration of the
Property as required hereunder, such
proceeds shall be paid to Borrower.
Provided that no Event of Default
exists, if there are insurance proceeds
in excess of $25,000 but less than the
greater of (i) Fifty Thousand Dollars
($50,000), or (ii) ten percent (10%) of
the then remaining unpaid principal
balance of the Note, remaining after the repair and restoration of the Property as required hereunder, such proceeds shall be applied toward payment of the principal of the Indebtedness so that no prepayment premium or other charges shall be payable with respect to such amounts; provided, that such application of proceeds shall not excuse Borrower from making the regular scheduled installment payments nor shall such application extend or reduce the amount of any of these payments but rather shall reduce the number of these payments in reverse order of maturity.
Provided that no Event of Default
exists, if there are insurance proceeds
equal to or in excess of the greater of
(i) Fifty Thousand Dollars ($50,000), or
(ii) ten percent (10%) of the then
remaining unpaid principal balance of
the Note, remaining after the repair and restoration of the Property as required hereunder, such proceeds shall be applied toward payment of the
Indebtedness so that no prepayment
premium or other charges shall be
payable with respect to such amounts and each monthly installment thereafter shall be reduced to an amount which will amortize the then unpaid principal balance of the Note at the nondefault rate over the then remaining term of the Note.


3.14.7.   Notwithstanding Section 3.14.6
above, if a substantial portion (fifty
percent [50%] or more) of the Property
is damaged or destroyed during the last
twenty-four (24) months of the term of
the Note, and provided that no Event of
Default then exists hereunder, either
Borrower or Lender may elect not to
rebuild and to apply the insurance
proceeds toward payment of the
Indebtedness (or any portion thereof)
without premium, whether or not then due and payable, in reverse order of maturity. Application of proceeds by
Lender toward later maturing
installments of the Indebtedness shall
not excuse Borrower from making the
regularly scheduled installment payments nor shall such application extend or reduce the amount of any of these payments. Any proceeds in excess of the Indebtedness shall be promptly paid to Borrower.



3.14.8.   In the event of a foreclosure
of this Mortgage, or the giving of a
deed in lieu of foreclosure, the
purchaser or grantee of the Property
shall succeed to all of the rights of
Borrower under the insurance policies
including, without limit, any right to
unearned premiums and to receive the
proceeds.

3.14.9.   Upon the occurrence of an
Event of Default hereunder, at the
option of Lender, Borrower shall pay to
Lender, in advance on the first day of
each month, a pro rata portion of the
annual premiums due (as estimated by
Lender) on the required insurance. In
the event that sufficient funds have
been deposited with Lender to cover the
amount of the insurance premiums when
the premiums become due and payable,
Lender shall pay the premiums. In the
event that sufficient funds have not
been deposited with Lender to pay the
insurance premiums at least thirty (30)
days prior to the time when they become
due and payable, Borrower shall
immediately pay the amount of the
deficiency to Lender.

3.15.     Compliance With Law and Other Matters.
Borrower shall, in all material
respects, comply with all federal, state and local laws, ordinances, rules, regulations and restrictions relating to the ownership, use, occupancy and operation of the Property. Borrower shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Borrower is required or permitted to do under the provisions of this Mortgage. Borrower shall comply with, perform Borrower's obligations under, and enforce the obligations of all other parties to all building and use restrictions, ground leases, leases, reservation and/or purchase agreements, condominium documents and/or other instruments affecting or relating to the use and/or occupancy of the Property.

Borrower has not received any written
notice of, and, to the knowledge of
Borrower, neither Borrower nor the
Property are in material violation of
any law, municipal ordinance or other
requirement of any governmental
authority.  The Property is legally
occupied by Borrower, and all required
certificates of occupancy, building
permits, certificates of environmental
impact approval, all zoning, building,
housing, safety, fire and health
approvals and all permits and licenses
required by any governmental authority
and necessary to operate, occupy or use
the Property for the purposes permitted
under this Mortgage have been issued,
are unexpired, and, without cost or risk to Lender, are hereby collaterally assigned, to the extent assignable, to Lender.

3.16.     Alteration of Improvements.

3.16.1.   Without the prior written
consent of Lender, Borrower shall not
remove any building, structure or other
improvement forming a material part of
the Property.

3.16.2.   Borrower may from time to time
make alterations, replacements,
additions, changes and improvements
(collectively, "Alterations") in and to
the Property as Borrower may find
necessary or convenient for its purposes; provided, however, that no such Alterations shall decrease the value of the Property or impair the structural integrity of any building comprising a part of the Property. All work with respect to any Alteration shall be done in a good and workmanlike manner by properly qualified and licensed personnel, and such work shall be diligently prosecuted to completion.

3.16.3.   Borrower shall pay the costs
of any Alterations done on the Property.
Borrower shall indemnify and defend
Lender from and against any liability,
loss, damage, costs, attorneys' fees and any other expense incurred as a result of claims of lien by any person performing work or furnishing materials or supplies for Borrower or any person claiming under Borrower.

3.16.4.   No Alterations shall be
undertaken until Borrower shall have
procured and paid for all required
permits and authorizations of all
governmental authorities having
jurisdiction. Any Alterations where the applicable building codes require the submission of architectural plans shall be conducted under the supervision of a licensed architect or engineer selected by Borrower and reasonably satisfactory to Lender and shall be made in accordance with detailed plans and specifications and cost estimates prepared by such architect or engineer and approved in writing in advance by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Any Alterations involving an estimated cost in excess of One
Hundred Thousand and 00/100 Dollars
($100,000) shall be made in accordance
with reasonable plans and specifications and cost estimates prepared by Borrower and approved in writing in advance by Lender, which approval shall not be unreasonably withheld, delayed or conditioned. Any Alterations shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building, zoning and other laws and in accordance with the orders, rules and regulations of the Board of Fire
Insurance Underwriters and any other
body hereafter exercising similar
functions.

3.17.     Obligation to Rebuild.

3.17.1.If any portion of the Property is damaged or destroyed by fire or other casualty, subject to Section 3.14 above, Borrower shall, at its sole cost and expense, forthwith repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law or the franchisor of the Franchised Operation, or are approved by Lender in Lender's reasonable discretion. Lender, in such event, shall, to the extent the proceeds of the insurance are made available to Lender, reimburse Borrower for the costs of making such repairs, restoration, rebuilding and replacements on such terms as Lender may reasonably require.
To the extent, if any, that the proceeds of insurance made available to Borrower are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, Borrower shall pay the amount by which such costs exceed the insurance proceeds made available to Borrower.

3.17.2.In the event that Borrower fails
to commence the repair or restoration of the Property pursuant to this Section
3.17 within sixty (60) days after the
casualty, or if Borrower abandons or
fails to diligently pursue completion of such repair or restoration, then Lender shall be entitled to apply the insurance proceeds first towards reimbursement of all costs and expenses of Lender in collecting the proceeds (including, without limit, court costs and reasonable attorneys' fees), and then toward any payment of the Indebtedness or any portion of it, whether or not then due or payable.

3.18.     Covenants Regarding Environmental Compliance.

3.18.1.Borrower shall, at its sole cost
and expense at all times comply in all
respects with the Environmental Laws (as defined below) in its use and operation of the Property.

3.18.2.Borrower shall not use the
Property for the purpose of storing Hazardous
Materials (as defined below) except in
full compliance with the Environmental
Laws and other applicable laws, and
shall not cause the release of any
Hazardous Material.

3.18.3.Borrower shall notify Lender
promptly and in reasonable detail in the event that Borrower becomes aware of or suspects (i) the presence of any Hazardous Material on the Property
(other than any Permitted Hazardous
Materials, as defined below), or (ii) a
violation of the Environmental Laws on
the Property.

3.18.4.If Borrower uses or permits the
Property to be used so as to subject Borrower, Lender or any occupant of the Property to a claim of violation of the Environmental Laws (unless contested in good faith by appropriate proceedings),
Borrower shall, at its sole cost and
expense, immediately cease or cause
cessation of such use or operations and
shall remedy and fully cure any
conditions arising therefrom.

3.18.5.At its sole cost and expense,
Borrower shall (i) immediately pay, when due, the cost of compliance with the
Environmental Laws within the Property,
and(ii) keep the Property free of any
liens imposed pursuant to the
Environmental Laws. Borrower shall, at
all times, use, handle and dispose of
any Permitted Hazardous Material in a
commercially reasonable manner and in
compliance with the Environmental Laws
and applicable industry standards.
Borrower shall cooperate with Lender in
any program between Lender and any
governmental entity for proper disposal
and/or recovery of any
Permitted Hazardous Material.

3.18.6.   Borrower shall indemnify, save
and hold Lender harmless from and
against any claim, liability, loss,
damage or expense (including, without
limitation, reasonable attorneys' fees
and disbursements) arising out of any
violation of the covenants of Borrower
contained in this Section by Borrower,
or out of any violation of the
Environmental Laws by Borrower, its
owners, employees, agents, contractors,
customers, guests and invitees, which
indemnity obligation shall survive the
expiration or termination of this Mortgage.

3.18.7.   In the event that Borrower
fails to comply with any of the
foregoing requirements of this Section,
after the expiration of the cure period
permitted under the Environmental Laws,
if any, Lender may, but shall not be
obligated to (i) elect that such failure constitutes an Event of Default under this Mortgage; and/or (ii) take any and all actions, at Borrower's sole cost and expense, that Lender deems necessary or desirable to cure any such noncompliance. Borrower shall reimburse
Lender for any costs incurred by Lender
in exercising its options under this
subsection within fifteen (15) days
after receipt of a bill therefor.

3.18.8.   The provisions of this Section
shall survive the expiration or
termination of this Mortgage.
Capitalized terms used in this Section
and not otherwise defined herein shall
have the following meanings:

(a)  "Hazardous Materials" shall mean
any of the following as defined by the
Environmental Laws: solid wastes;
medical or nuclear waste or materials;
toxic or hazardous substances; natural
gas, liquified natural gas or synthetic
fuel gas; petroleum products or
derivatives, wastes or contaminants
(including, without limitation,
polychlorinated biphenyls); paint
containing lead; urea-formaldehyde foam
insulation; asbestos (including, without limitation, fibers and friable asbestos); explosives, and discharges of sewage or effluent.

(b)  "Environmental Laws" shall mean all
requirements of environmental,
ecological, health, or industrial
hygiene laws or regulations or rules of
common law related to the Property,
including all requirements imposed by
any law, rule, order, or regulation of
any federal, state, or local executive,
legislative, judicial, regulatory, or
administrative agency, board, or
authority, which relate to (i) noise;
(ii) pollution or protection of the air, surface water, ground water, or land;
(iii) solid, gaseous, or liquid waste
generation, treatment, storage,
disposal, or transportation; (iv)
exposure to Hazardous Materials; or (v)
regulation of the manufacture,
processing, distribution and commerce,
use, or storage of Hazardous Materials.

(c)  "Permitted Hazardous Material"
shall mean any Hazardous Material which is necessary and commercially reasonable for the provision of any good or service related to the current use of the Property.

3.19.     Financial Condition; Reporting Requirements.
Guarantor has furnished to Lender its
most recent annual and quarterly
financial statements, which statements
completely and accurately present the
financial condition of Guarantor on the
dates thereof.  There has been no
material adverse change in the business, property or condition of Guarantor or any of its affiliates since the date of the most recent financial statements furnished to Lender. Neither Borrower nor Guarantor is insolvent within the meaning of Section 548(a)(2)(B) of the United States Bankruptcy Code or any other federal or state law using or defining such term, and will not be rendered insolvent by the transactions contemplated by this Mortgage.
Borrower shall at all times maintain
accurate and complete books and records
and copies of all building and use
restrictions, ground leases, leases,
reservation and/or purchase agreements,
contracts and/or other instruments with
respect to the Property.  Lender may
inspect and make copies of those books
and records and any other data relating
to the Property at reasonable times.
Lender may inspect the Property at such
reasonable times as Lender shall
determine.  Borrower shall deliver or
cause to be delivered to Lender the
following:

3.19.1.   Management prepared and
certified quarterly financial statements for Borrower, within sixty (60) days after the end of each fiscal quarter of Borrower;

3.19.2.   If and to the extent not
consolidated in the Guarantor's
financial statements delivered pursuant
to Section 3.19.4 below, annual
financial statements for Borrower
prepared by an independent certified
public accountant within one hundred
twenty (120) days after the end of each
fiscal year of Borrower, which financial statements shall be audited, reviewed or compiled as Lender shall direct;

3.19.3.   Management prepared and
certified annual financial statements
for each tenant under a lease of the
Composite Properties within one hundred
twenty (120) days after the end of each
fiscal year of Borrower, and profit and
loss statements from each such tenant
for each of the Composite Properties
within sixty (60) days after the end of
each fiscal year of Borrower; and

3.19.4.   Annual consolidated financial
statements for Guarantor audited by an
independent certified public accountant
reasonably acceptable to Lender within
one hundred twenty (120) days after the
end of each fiscal year of Guarantor.
Such financial statements shall be true
and correct in all respects, shall be
prepared in accordance with
generally accepted accounting
principles, and shall fairly represent
the respective financial conditions of
the subjects thereof as of the
respective dates thereof.  At the
request of Lender, Borrower shall
cooperate with Lender, at Lender's
expense, to request the consent of
Borrower's accountant(s) to the
inclusion of Borrower's most recent
financial statement in any regulatory
filing or report to be filed by Lender.

3.20.     Indemnification.
Borrower shall appear in and defend any
suit, action or proceeding that might in any way and in the reasonable judgment of Lender affect the value of the Property, the validity, enforceability and priority of this Mortgage or the rights and powers of Lender. Borrower shall, at all times, indemnify, defend, hold harmless and on demand, reimburse
Lender for any and all loss, damage,
expense or cost, including cost of
evidence of title and attorneys' fees,
arising out of or incurred in connection with any such suit, action or proceeding, and the sum of such expenditures shall be secured by this Mortgage and shall bear interest at the highest rate accruing on the
Indebtedness, not to exceed the maximum
rate permitted by law, and shall be due
and payable on demand. Borrower shall
pay cost of suit, cost of evidence of
title and reasonable attorneys' fees in
any proceeding or suit, including
appellate proceedings, brought by Lender to foreclose or otherwise enforce this Mortgage. Borrower shall reimburse
Lender, upon demand, any costs incurred
in connection with the recording or
filing of this Mortgage, any financing
statements or memorandum of lease
including without limitation any
mortgage tax, transfer tax, recording
fees or filing fees.

3.21.     Estoppel Certificates.

Borrower shall, within ten (10) days
after written request therefor from
Lender, furnish to Lender, or such other persons or entities as Lender shall designate, a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, and stating either that to the best of Borrower's knowledge no setoffs or defenses exist against such debt, or, if such set-offs or defenses are alleged to exist, the nature thereof, that to the best of Borrower's knowledge no Event of Default then exists, and no event has occurred, which with notice or the passage of time, or both, would constitute an Event of Default.

3.22.     Prohibition on Change of Name,Organization.

Except as otherwise expressly provided
in Section 3.13 of this Mortgage,
Borrower shall not assume a different
name, merge, consolidate, change or
reorganize its organizational structure
nor change the location of any of the
Property without, in each instance,
obtaining the prior written consent of
Lender thirty (30) days prior to any
such event. Borrower acknowledges and
agrees that it is a special purpose
entity formed specifically for the
purpose of owning the Composite
Properties and that its Articles of
Organization and other organizational documents
(collectively,"Organizational Documents") contain certain special purpose and separateness covenants required by Lender as a condition to entering into the Loan
Documents.  Borrower covenants and
agrees that it will not amend, modify,
restate or otherwise change its
Organizational Documents.  During the
term of the Loan Documents, Borrower
shall comply with all terms, covenants
and conditions contained in its
Organizational Documents.

3.23.     Right of Setoff.

Borrower hereby grants Lender the right, exercisable at any time, after an Event of Default, to set off or apply against the Indebtedness any account or deposit with Lender in which Borrower has an interest or against any other amounts which may be in the possession of Lender and to the credit of Borrower.

3.24.     Examination of Records and Property.
Borrower shall keep full and accurate
records of Borrower's business,
including, without limit, records
related to the Property, and such
records shall be open to inspection and
duplication by Lender at all reasonable
times.  Lender may enter upon any
property owned by or in the possession
of Borrower to examine and inspect the
Property. Borrower shall promptly
provide Lender with any information
concerning the Property as Lender may
reasonably request at any time.

3.25.     Reimbursement of Expenses.
Borrower shall reimburse Lender for all
reasonable costs and expenses, including attorneys' fees, incurred by Lender in enforcing the rights of Lender under this Mortgage. All costs and expenses shall be included in the Indebtedness and shall be immediately due and payable together with interest at the maximum legal rate. Such costs and expenses shall include, without limitation, costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

3.26.     Name; Address; Location of Property.
Borrower's name and address and the
location of the Property are accurately
set forth on the first page of this
Mortgage.

3.27.     Property Lease.
Borrower has delivered to Lender a duly
executed true, correct and complete copy of the Property Lease. Borrower represents that the Property Lease is in full force and effect and has not been amended, supplemented or modified as of the date hereof. Borrower covenants and agrees that during the term of the Loan
Documents, (i) the Property Lease shall
not be amended, supplemented or modified in any manner, (ii) Borrower shall not accept a voluntary surrender from, or voluntary termination by, the tenant under the Property Lease, and (iii) Borrower shall not sell, assign, transfer, hypothecate or otherwise encumber its interest in the Property Lease (except to Lender) and shall not consent to the sale, assignment, transfer, hypothecation or encumbrance by tenant of its interest in the Property Lease except as expressly permitted in the Property Lease.

3.28.     Use of Property.
Borrower shall not permit the Property
to be used for any purpose other than
the operation of a FranchiseType
restaurant.


4.   APPLICATION OF CONDEMNATION AWARDS.

4.1.      Condemnation Award.
Any eminent domain or condemnation
proceeds ("Proceeds") shall be paid to
Lender, and in the event that Borrower
determines that the Property can be
rebuilt or restored to a viable economic unit, the Proceeds shall be applied toward such restoration. In the event
Borrower determines that the Property
cannot be rebuilt or restored to a
viable economic unit, such Proceeds
shall be applied toward the payment of
all amounts owing to Lender under the
Note, without prepayment premium, and if the Proceeds are insufficient to pay all such amounts to Lender, Borrower shall pay to Lender the difference between the Proceeds and any remaining amounts owing to Lender under the Note.

4.2.      Condemnation Proceeding.
Subject to any Ground Lessor's rights
under a Ground Lease, Borrower shall, on behalf of Borrower and Lender, defend any condemnation proceeding and/or negotiate with the condemning authority to obtain a satisfactory payment for any taking. Borrower shall notify Lender of the status of any such condemnation proceeding on a monthly basis and shall provide Lender with copies of all pleadings filed.

4.3  Restoration.
In the event the Property is to be
rebuilt or restored, restoration shall
proceed as in the manner set forth in
Section 3.14.6 (a), (b), (c), (d), and
(e) of this Mortgage.

4.4  Excess Proceeds.
If there are Proceeds remaining after
such rebuilding or restoration in excess of an amount equal to the greater of (i)
Fifty Thousand Dollars ($50,000.00) or
(ii) ten percent (10%) of the then
outstanding principal balance of the
Note, then such excess proceeds shall be applied toward the payment of the Indebtedness so that no prepayment premium or other charges shall be payable with respect to such amounts, and each monthly installment due under the Note thereafter shall be reduced to an amount which will amortize the then unpaid principal balance on the Note at the non-default rate over the then remaining term of the Note. In the event that such excess Proceeds are less than described in the immediately preceding sentence, such excess Proceeds shall be paid to Borrower within ten
(10) days after the completion of the
rebuilding or restoration of the
Property.

5.   EVENTS OF DEFAULT AND REMEDIES.

5.1.      Events of Default.
Any of the following events shall, for
purposes of this Mortgage, constitute an "Event of Default":

5.1.1.    Any failure by Borrower to pay
any amount owing on or with respect to this Mortgage, the Note or the other Loan
Documents when due, whether by maturity, acceleration or otherwise, which failure continues for five (5) business days.

5.1.2.    Any failure by Borrower to
comply with any of the non-monetary terms, provisions, warranties or covenants of this
Mortgage, the Note or the other Loan
Documents, which failure continues for
fifteen (15) days after the date of
written notice to Borrower from Lender
of such default; provided that if the
nature of Borrower's noncompliance is
such that more than fifteen (15) days
are reasonably required for its cure,
then Borrower shall not be deemed to be
in default if Borrower commences such
cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

5.1.3.    Any statement, representation
or information made or furnished by or on behalf of Borrower to Lender in connection herewith shall prove to be materially false or misleading when made or furnished.

5.1.4.    Institution of remedial
proceedings or other exercise of rights and remedies by the holder of any security interest or other lien against the Property or any portion thereof.

5.1.5.    Insolvency of Borrower, or the
admission in writing of Borrower's inability to pay debts as they mature, institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Borrower, unless, in the case of a petition filed against Borrower, the same is dismissed within sixty (60) days of the date of filing.

5.1.6.    The issuance or filing of any
judgment, attachment, levy or garnishment against Borrower or all or substantially all of the assets of Borrower in excess of $250,000 which is not covered by insurance, the issuance or filing of any judgment, attachment, levy or garnishment against any guarantor or all or substantially all of the assets of any guarantor in excess of $500,000 which is not covered by insurance, or the issuance or filing of any judgment, attachment, levy or garnishment against the Property in excess of $100,000 which is not covered by insurance, unless any such judgment, attachment, levy or garnishment is dismissed or enforcement is effectively stayed within sixty (60) days or such longer period, if any, permitted by the local rules of the applicable jurisdiction for such dismissal or stay.

5.1.7.If the Borrower occupies the Real
Estate pursuant to the Ground Lease, any event or condition occurs or exists which would entitle the Ground Lessor under such Ground Lease immediately or following the giving of notice or lapse of any applicable grace period to terminate such Ground Lease, which default is not cured within any applicable cure period set forth in such Ground Lease.

5.1.8.If Borrower shall fail to provide
to Lender any agreement or instrument
appropriate or necessary to create or
maintain a perfected, first priority
security interest in the Property.

5.1.9.Any default by Borrower under any
promissory note, deed of trust,
mortgage, security agreement or other
instrument or agreement between Borrower and Lender, or by Borrower in favor of Lender.

5.1.10.Any Event of Default by the
tenant under the Property Lease.

5.1.11.Sale or other disposition by
Borrower of the Property or any of Borrower's other assets unless such assets are replaced by items of like kind and quality or are no longer used or useful in the business of the Franchised Operation.

5.1.12.Dissolution, merger,
consolidation, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Borrower.

5.1.13.  Failure by Borrower to pay when
due any indebtedness (other than to
Lender) or in the observance or
performance of any term, covenant or
condition in any document evidencing,
securing or relating to such
indebtedness, which failure continues
beyond any applicable cure period.

5.2.      Remedies Upon Event of Default.
Upon the occurrence of any Event of
Default, Lender shall have the following rights:

5.2.1.Declare all or part of the Indebtedness immediately due and payable.

5.2.2.Foreclose the interest of Borrower in the Property by action pursuant to applicable law. Commencement of such an action shall be deemed a declaration of acceleration pursuant to Section 5.2.1 above. Lender is authorized and empowered to sell the Property and to convey the same to the purchaser thereof. In the event Lender invokes such power of sale, Lender shall give written notice to Borrower of the occurrence of an Event of Default and of Lender's election to cause the Property to be sold. Lender shall record a notice of sale in each county in which any part of the Property is located, cause the same to be published in a newspaper of general circulation in each such county in the manner prescribed by applicable law, and mail copies of the notice in the manner prescribed by applicable law to Borrower and to the other persons prescribed by applicable law. After the time required by applicable law and after publication and posting of the notice of sale, Lender, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place designated in the notice of sale. Lender may direct the sale of the Property to be in one parcel or several parcels and in any order as Lender may elect in their sole discretion. Lender may postpone the sale of the Property by public announcement at the time and place of any previously scheduled sale. Lender or their respective designees may purchase all or any portion of the Property at any such sale. Lender shall deliver to each purchaser at any sale of the Property by Lender a deed conveying that portion of the Property purchased without any covenant or warranty, expressed or implied. The recitals in such deed shall be prima facie evidence of the truth of the statements made therein.

5.2.3.    Collect and receive all rents,
profits and other amounts that are due
or shall subsequently become due under
the terms of any leases, land contract,
or other agreements by which Borrower is leasing or selling the Property or any interest in the Property. Lender may also exercise any other rights or remedy of Borrower under any such lease, land contract or other agreement. However,
Lender shall have no obligation to make
any demand or inquiry as to the nature
or sufficiency of any payment received
or to present or file any claim or take
any other action to collect or enforce
the payment of any amounts to which
Lender may become entitled under this
Mortgage. Similarly, Lender shall not be liable for any of Borrower's obligations under any such lease, land contract or other agreement.

5.2.4.    Exercise all rights, remedies
and privileges afforded a "secured
party" under Article 9 of the Uniform
Commercial Code.

5.2.5.    Borrower agrees, upon request
of Lender, to assemble the Personal
Property and make it available to Lender at any place which is reasonably convenient for Borrower and Lender.
Borrower grants Lender permission to
enter upon any premises owned or
occupied by Borrower for the purpose of
taking possession of the Personal
Property.

5.2.6.    Lender shall have the right to
take possession of the Personal
Property, with or without demand, and
with or without process of law.  Lender
shall have the right to sell and dispose of the Personal Property and to distribute the proceeds according to law. In connection with the right of Lender to take possession of the Personal Property, Lender may take possession of any other items of property in or on the Real Estate at the time of taking possession, and hold them for Borrower without liability on the part of Lender except for any damage to the Real Estate caused by Lender in the course of taking possession of the Personal Property. If there is any statutory requirement for notice, that requirement shall be met if Lender shall send notice to Borrower at least five
(5) days prior to the date of sale,
disposition or other event giving rise
to the required notice.  Borrower shall
be liable for any deficiency remaining
after disposition of the Property.

5.2.7.    Enter upon the Real Estate and
take other actions as Lender deems
appropriate to perform Borrower's
obligations under this Mortgage to
inspect, repair, protect or preserve the Property, to investigate or test for the presence of any Hazardous Materials and/or to appraise the Property.

5.2.8.    Pursue any other available
remedy under the UCC or at law or equity to enforce the payment of the Indebtedness.

5.3. Remedies Generally..3.  Remedies
Generally.

5.3.1.    All remedies provided for in
Section 5.2 shall be available to the
extent not prohibited by law and Lender
shall have the unrestricted right to
exercise any summary proceeding
available at law or in equity in
connection therewith. Each remedy shall be cumulative and additional to any other remedy of Lender at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

5.3.2.    Lender may waive any Event of
Default and may rescind any declaration
of maturity of payments on the
Indebtedness. In case of such waiver or recision, Borrower and Lender shall be restored to their respective former positions and rights under this
Mortgage.  Any waiver by Lender of any
default or Event of Default shall be in
writing and shall be limited to the
particular default waived and shall not
be deemed to waive any other default.

5.4. Application of Proceeds.  Any
proceeds received by Lender from the
exercise of remedies pursuant to Section
5.2 of this Mortgage shall be applied as follows:

(a)  First, to pay all costs and
expenses incidental to the leasing,
foreclosure, sale or other disposition
of the Property.  These costs and
expenses shall include, without limit,
any costs and expenses incurred by
Lender (including, without limit,
attorneys' fees and disbursements), and
any taxes and assessments or other liens and encumbrances prior to the lien of this Mortgage.


(b)  Second, to all sums expended or
incurred by Lender directly or
indirectly in carrying out any term,
covenant or agreement under this
Mortgage or
any related document, together with
interest as provided in this Mortgage.

(c)  Third, to the payment of the
Indebtedness. If the proceeds are
insufficient to fully pay the
Indebtedness, then application shall be
made first to late charges and interest
accrued and unpaid, then to any
applicable prepayment premiums, then to
unpaid fees and other charges and then
to the outstanding principal balance.

(d)  Fourth, any surplus remaining shall
be paid to Borrower or to whomsoever may be lawfully entitled.


5.5.      Receivers.

Upon an Event of Default and
commencement of foreclosure proceedings
to enforce the rights of Lender under
this Mortgage, or upon the commission of waste against the Property, Lender shall be entitled to the appointment of a receiver or receivers of the Property and of the rents, issues and profits of the Property.

5.6. Marshalling.  In the event of
foreclosure of this Mortgage or the
enforcement by Lender of any other
rights and remedies under this Mortgage, Borrower waives any right in respect to marshalling of assets which secure the Indebtedness or to require Lender to pursue its remedies against any other assets or any other party which may be liable for any of the Indebtedness.

5.7.      Further Actions.

Promptly upon the request of Lender,
Borrower shall execute, acknowledge and
deliver any and all further conveyances, documents, mortgages, deeds of trust, security agreements, financing statements and assurances, and do or cause to be done all further acts as Lender may require to confirm and protect the lien of this Mortgage or otherwise to accomplish the purposes of this Mortgage.

5.8.      Fees, etc.

All costs, expenses and fees of any
nature for which Borrower is obligated
to reimburse or indemnify Lender are
part of the Indebtedness secured by this Mortgage and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

5.9.      Attorneys Fees.
Any reference in this Mortgage to
attorneys' fees shall refer to fees,
charges, costs and expenses of in-house
and outside attorneys and paralegals,
whether or not a suit or proceeding is
instituted, and whether incurred at the
trial court level, on appeal, in a
bankruptcy, administrative or probate
proceeding, in consultation with
counsel, or otherwise. All costs,
expenses and fees of any nature for
which Borrower is obligated to reimburse or indemnify Lender are part of the Indebtedness secured by this Mortgage and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness
(but not to exceed the maximum rate
permitted by law).


6.   MISCELLANEOUS.

6.1.      Governing Law.

This Mortgage shall be construed in
accordance with the laws of the Subject
State.

6.2.      Successors and Assigns.

This Mortgage shall be binding upon the
successors and assigns of Borrower
including, without limit, any debtor in
possession or trustee in bankruptcy for
Borrower, and the rights and privileges
of Lender under this Mortgage shall
inure to the benefit of its successors
and assigns. This shall not be deemed a consent by Lender to a conveyance by Borrower of all or any part of the Property or of any ownership interest in Borrower.

6.3.      Notices.

Notice from one party to another
relating to this Mortgage shall be
deemed effective if made in writing
(including telecommunications) and
delivered to the recipient's address,
telex number or telecopier number set
forth in this Mortgage by any of the
following means:  (i) hand delivery,
(ii) registered or certified mail,
postage prepaid, (iii) express mail or
other overnight courier service, or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.
Notice made in accordance with these
provisions shall be deemed delivered on
receipt if delivered by hand or wire
transmission, on the third business day
after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier.

6.4.      Entire Agreement; Amendments.

This Mortgage and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the lien granted by this Mortgage. Any amendment of this Mortgage shall be in writing and shall require the signature of Borrower and Lender.

6.5.      Partial Invalidity.

The invalidity or unenforceability of
any provision of this Mortgage shall not affect the validity or enforceability of the remaining provisions of this
Mortgage.

6.6.      Inspections.

Any inspection, audit, appraisal or
examination by Lender or its agents of
the Property or of information or
documents pertaining to the Property is
for the sole purpose of protecting
Lender's interests under this Agreement
and is not for the benefit or protection of Borrower or any third party.

6.7.      Joint and Several Liability.

In the event that more than one party
executes this Mortgage, the obligations
of each party shall be joint and
several.

6.8.      Automatic Reinstatement.

Notwithstanding any prior revocation,
termination, surrender or discharge of
this Mortgage, the effectiveness of this Mortgage shall automatically continue or be reinstated, as the case may be, in the event that:

(a)  Any payment received or credit
given by Lender in respect of the
Indebtedness is determined to be a
preference, impermissible setoff,
fraudulent conveyance, diversion of
trust funds, or otherwise required to be returned to Borrower or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Mortgage shall be enforceable as if any such payment or credit had not been received or given, whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.

(b)  In the event of continuation or
reinstatement of this Mortgage, Borrower agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Borrower to do so shall not affect in any way the reinstatement or continuation. If Borrower does not execute and deliver to Lender such documents upon demand, Lender and each officer of Lender is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Borrower (with full power of substitution) to execute and deliver such documents in the name and on behalf of Borrower.

6.9.      WAIVER OF JURY TRIAL.
EACH PARTY, AFTER CONSULTING (OR HAVING
HAD THE OPPORTUNITY TO CONSULT) WITH
COUNSEL OF THEIR CHOICE, KNOWINGLY AND
VOLUNTARILY, AND FOR THEIR MUTUAL
BENEFIT, WAIVES ANY RIGHT TO TRIAL BY
JURY IN THE EVENT OF LITIGATION
REGARDING THE PERFORMANCE OR ENFORCEMENT
OF, OR IN ANY WAY RELATED TO, THIS
MORTGAGE OR THE INDEBTEDNESS.


6.10.     Assignment.

This Mortgage is freely assignable, in
whole or in part, by Lender with reasonable notice to Borrower but without the necessity of obtaining the consent of Borrower.
Lender shall be fully discharged from
all responsibility accruing hereunder
from and after the effective date of any such assignment. Lender's assignee shall, to the extent of the assignment, be vested with all the powers and rights of Lender hereunder (including those granted under Section 4 hereof or otherwise with respect to the Property), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to Lender shall mean and refer to such assignee.
Lender shall retain all rights and
powers hereby given not so assigned,
transferred and/or delivered.  Borrower
hereby waives all defenses which
Borrower may be entitled to assert
against Lender's assignee with respect
to liability accruing hereunder prior to the effective date of any assignment of Lender's interest herein. Borrower may not, in whole or in part, directly or indirectly, assign this Mortgage or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of
Lender, which consent may be withheld or delayed in Lender's sole discretion.

6.11.     Securitization.

Borrower understands and agrees that
Lender may, from time to time, assign
its rights and powers under the Note,
this Mortgage and any other Loan
Documents, in whole or in part, in
connection with a securitization
program.  Borrower agrees to enter into
an amendment to the Note, this Mortgage
and any other Loan Documents if such
amendments are required by a nationally
recognized rating agency in connection
with a securitization program sponsored
by Lender and in which the Note, this
Mortgage and any other Loan Documents
are to be included so long as such
amendment or amendmens do not adversely
affect Borrower's rights, privileges,
liabilities or obligations.

In the event this Mortgage, the Note,
and any other Loan Documents are
included as an asset of a securitization by Lender, Borrower shall, within ten
(10) days after Lender's written request therefor, deliver or cause to be delivered opinions and certifications in form and substance and delivered by counsel reasonably acceptable to Lender and the rating agency, as may be reasonably required by Lender and/or such rating agency in connection with such securitization. Borrower shall not be required to bear the cost of the preparation and delivery of such opinions, if any.

Borrower shall, in the event this
Mortgage, the Note, and any other Loan
Documents are included as an asset of a
securitization, (a) gather any
environmental information, if any, in
the possession of Borrower, not already
delivered to Lender and reasonably
required by the rating agency in
connection with such securitization, at
Lender's request, (b) meet at reasonable times, on reasonable notice and at Lender's expense, with representatives of the rating agency to discuss the business and operations of the Borrower, and (c) cooperate at reasonable times, on reasonable notice and at Lender's expense, with the reasonable request of the rating agency and Lender in connection with all of the foregoing and the preparation of any offering documents with respect thereto.

Borrower shall, upon Lender's written
request therefor in connection with a
securitization in which this Mortgage,
the Note, and any other Loan Documents
are included as an asset promptly
deliver such financial statements and
related documentation prepared by an
independent certified public accountant
as may be necessary and shall fully
cooperate with the Lender in connection
with any assurances or other documents,
which are deemed to be necessary or
convenient by Lender, requested from
Borrower and in all cases consistent
with and not in addition to the
Borrower's express obligations set forth in the Loan Documents. Borrower shall not be required to bear the cost of preparation of financial statements and related documentation prepared by an independent certified public accountant in connection with a securitization
(unless Borrower is otherwise having
such financial statements and related
documents prepared).


For purposes of this Mortgage, the term
"securitization" means the sale, pledge, grant of a security interest, collateral assignment, transfer and delivery or other encumbrance or disposition of all or any portion of the Lender's rights and powers in this Mortgage by the Lender, from time to time, to one or more of its affiliates or to other persons, including the sale of this Mortgage by the Lender to one or more persons who will issue debt instruments or equity certificates backed by such Mortgage and the servicing of such Mortgage by a person appointed as servicer in connection therewith.



For purposes of this Mortgage, the term
"rating agency" means any nationally
recognized statistical rating agency;
provided, however, that at any time
during which this Mortgage is an asset
of a securitization, "rating agency"
shall mean the rating agency or rating
agencies that from time to time rate the securities issued in connection with such securitization..8. Securitization.
Borrower understands and agrees that
Lender may, from time to time, assign
its rights and powers under the Note,
this Mortgage and any other Loan
Documents, in whole or in part, in
connection with a securitization
program.  Borrower agrees to enter into
an amendment to the Note, this Mortgage
and any other Loan Documents if such
amendments are required by a nationally
recognized rating agency in connection
with a securitization program sponsored
by Lender and in which the Note, this
Mortgage and any other Loan Documents
are to be included.

6.12.     Counterparts.

This Mortgage may be executed in one or
more counterparts, each of which shall
constitute an original, and all of which together shall constitute one and the same instrument.

7.   STATE LAW PROVISIONS.

7.1  Scope of Remedies.

Anything herein to the contrary
notwithstanding, upon the occurrence of
an Event of Default, Lender shall have
the right to foreclose this Mortgage in
the manner provided under the laws of
Indiana and to exercise all remedies
available under Indiana law. In the
event a foreclosure action is commenced, as aforesaid, and a receiver is appointed as to the Property, said receiver shall possess all rights and powers granted to Lender to the extent said receiver may possess and exercise said rights and powers under Indiana law.

7.2  Indiana Responsible Property
Transfer Law. Borrower represents and
warrants that (a) either (1) none of the Property is within the definition of the term "property" as defined in Indiana
Code Section 13-11-2-174 and no person
is required as a result of the execution and delivery of this Mortgage to furnish to any other person the disclosure documents described in and provided for in the Indiana Responsible Property
Transfer Law (I.C. 13-25-3) or (2) all
required disclosure documents have been
timely delivered to all persons
specified in the Indiana Responsible
Property Transfer Law and, (b) except as disclosed in any environmental audits and reports delivered to Lender, the Property does not, to the actual knowledge of Borrower, contain any environmental defect as defined in I.C.
1311-2-70.

7.3  Prepayment.

Borrower has specifically agreed to pay
to Lender the Prepayment Premium
specified in the Note in the event of,
and notwithstanding, the acceleration of the Indebtedness prior to the stated Due
Date as the consequence of the
occurrence of an Event of Default,
including (without limitation but with
recognition of the negotiated nature
thereof) an Event of Default under
Section 5.1 of this Mortgage.

7.4  Future Advances.

Notwithstanding anything contained in
this Mortgage or the other Loan
Documents to the contrary, this Mortgage shall secure: (i) one hundred and ten percent (110%) of the face amount of the Note, exclusive of any items described in (ii) below, including any additional advances made from time to time after the date hereof pursuant to the Note and other Loan Documents whether made as part of the Indebtedness secured hereby, made at the option of Lender, made after a reduction to a zero (0) or other balance, or made otherwise, (ii) all other amounts payable by Borrower, or advanced by Lender for the account, or on behalf, of Borrower or the Property, pursuant to the Loan Documents, including amounts advanced with respect to the property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Property to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions, and renewals of any Indebtedness secured by this Mortgage. Pursuant to I.C. 32-8-11-9, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewals may occur after this Mortgage is executed.

7.5  After Acquired Property.
If, after the date of this Mortgage,
Borrower acquires any property located
on and used in connection with the
Property and that by the terms of the
Loan Documents is required or intended
to be encumbered by this Mortgage, such
property shall become subject to the
lien and security interest of this
Mortgage immediately upon its
acquisition by Borrower and without any
further mortgage, conveyance, assignment or transfer. Nevertheless, upon
Lender's request at any time Borrower
shall execute, acknowledge and deliver
any additional instruments and
assurances of title and will do or cause to be done anything further that is reasonably necessary for carrying out the intent of this Mortgage.

7.6  Maturity Date.
The maturity date of the Note is Maturity_Date.

7.7  No Limitation on Remedies.

Each of the remedies set forth herein,
including without limitation the
remedies involving a power of sale on
the part of Borrower and the right of
Lender to exercise self-help in
connection with the enforcement of the
terms of this Mortgage, shall be
exercisable if, and to the extent,
permitted by the laws of the State of
Indiana in force at the time of the
exercise of such remedies
without regard to the enforceability of
such remedies at the time of the
execution and delivery of this Mortgage.

7.8  Valuation and Appraisement.

All payments due under the Loan
Documents shall be made without relief
from valuation and appraisement laws."
[signature page follows]



IN WITNESS WHEREOF, Borrower and Lender have executed this Mortgage, Assignment of Rents, Fixture Filing and Security Agreement.


WITNESSES:                                  BORROWER,
                                            Borrower_Entity
                                            By:INDEPENDENT_MEMBER,
                                            Independent_Member_Entity
                                            Its:Managing Member



                                            ----------------------------
                                            JOHN C. FIRTH Executive Vice
                                            President and Secretary



STATE OF MINNESOTA       )
                         )  ss.
COUNTY OF HENNEPIN       )

     Before me, a Notary Public in and for said County and State, personally appeared JOHN C. FIRTH the Executive Vice President and Secretary of Independent_Member, Independent_Member_Entity, the Managing Member of Borrower, Borrower_Entity, who acknowledged execution of the foregoing Mortgage, Assignment of Rents, Fixture Filing and Security Agreement for and on behalf of said limited liability company and stated that the representations therein contained are true.

Witness my hand and Notarial Seal this _____ day of July,1999.

                                  -----------------------
                                  Notary Public Residing in
                                  ------------------------County


(SEAL)
                                  -------------------------
                                    (printed signature)



Commission Expires:  January 31, 2000


WITNESSES:                                LENDER,
                                          Lender_Entity




                                          ROBERT V. SCHRADER Vice
                                          President, Operations
STATE OF MINNESOTA       )
                         ) ss:
COUNTY OF HENNEPIN       )

     Before me, a Notary Public in and for said County and State, personally appeared ROBERT V. SCHRADER, Vice President, Operations of Lender, Lender_Entity, who acknowledged execution of the foregoing Agreement for and on behalf of said entity and stated that the representations therein contained are true.

 Witness my hand and Notarial Seal this________________day of July, 1999.

                     -------------------------
                    Notary Public
                    Residing in

(SEAL)              ____________________County

My Commission Expires:   January 31, 2000

                                _______________________
                                Printed Name



This instrument was prepared by and
when recorded return to:

Randy B. Evans, Esq.
KRASS MONROE, P.A.
1100 Southpoint Office Center 1650 West
82nd Street Bloomington, MN 55431-1447
(612) 885-5999

SCHEDULE A TO MORTGAGE
(certain defined terms)

     Closing Date:   Closing_Date
     Composite FCCR:  1.3 to 1.0



SCHEDULE B TO MORTGAGE
(legal description of real property)




SCHEDULE C TO MORTGAGE


Lease dated Closing_Date, by and between Borrower, Borrower_Entity, as landlord, and Opsub, Opsub_Entity, as tenant, relating to the Franchised Operation located at Premises_Street, Premises_City, Premises_State Premises_Zip.